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                                                  Exhibit 1
                         FORM OF PROPOSAL

                         For Purchase of

                THE SOUTHERN COMPANY COMMON STOCK


                                        Dated:  January 26, 1994

THE SOUTHERN COMPANY
c/o Southern Company Services, Inc.
64 Perimeter Center East
Atlanta, Georgia 30346

Dear Sirs:

     Referring to the terms and conditions dated January 19, 1994 (the "Terms and Conditions") relating to proposals for the purchase of common stock, par value $5 per share (the "Stock"), of The Southern Company (the "Company"), and the notice dated the date hereof (the "Notice") given by the Company pursuant thereto, the persons, firms and corporations named in Exhibit A attached hereto (the "Bidders") have submitted and confirm herewith the following proposal for the purchase of 2,800,000 shares of the Stock, as designated by the Company in the Notice (the "Designated Number of Shares"):

     1. The price to be paid to the Company for the Stock shall be $42.8322 per share, each of the Bidders hereby offering, severally and not jointly, to purchase from the Company, at said price and upon the terms and conditions set forth in the form of purchase contract attached hereto marked Exhibit B (the "Purchase Contract"), the number of shares of the Stock set forth opposite its name in Exhibit A attached hereto, or the number of shares of the Stock to be set forth opposite its name in Exhibit A attached hereto as provided in Section 3 of the Terms and Conditions, which together aggregate the Designated Number of Shares. Exhibit A attached hereto, when completed, is hereinafter and in the Purchase Contract called "Exhibit A to the Form of Proposal".

     2. In consideration of the agreement of the Company set forth in the Terms and Conditions that, subject to the provisions thereof, the Company will accept the proposal which results in the "best bid" for the Stock, each of the Bidders agrees (a) that the offer of such Bidder included in this proposal shall be irrevocable until three hours after the time fixed for the submission of proposals, unless sooner rejected by the Company;
(b) that, if this proposal shall be accepted in writing by the Company, such Bidder, either in person or by the Representative(s) on his behalf, will forthwith furnish to the Company the information described in Section 6 of the Terms and Conditions; and (c) that, if this proposal shall be so accepted by the Company, the Purchase Contract shall thereupon become effective without any separate execution thereof and shall constitute the agreement between the Company and the Bidders and, upon performance by the Bidders, and the Representative(s), of their obligations under Sections 3, 4 and 6 of the Terms and Conditions, all rights of the Company and of the Bidders shall be determined solely in accordance with the terms thereof, subject, however, to such modifications therein (including Exhibit A to the Form of Proposal) as may be necessary and as are contemplated by the Terms and Conditions.

     3. This proposal must be accepted or rejected by the Company in its entirety within three hours after the time fixed for the submission thereof.

     4.   This  proposal  may  be   executed  in  any  number  of
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
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     Each  of the Bidders acknowledges  receipt of a  copy of the prospectus in respect of the Stock furnished by the Company to the Bidders pursuant to the last paragraph of Section 5 of the Terms and Conditions.

                    Very truly yours,

                    LEHMAN BROTHERS INC.


                    By:  /s/Rodger D. Elsas
                         Senior Vice President


                    On behalf of and as Representative(s) of the persons, firms and corporations named in Exhibit A hereto.

                    LEHMAN BROTHERS INC.
                    3 WORLD FINANCIAL CENTER
                    NEW YORK, N.Y.  10285-1100
                    Address


Accepted:

THE SOUTHERN COMPANY

By:  /s/W. L. Westbrook
Title:  Financial Vice President

                                2
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                            EXHIBIT A


     The names of the Bidders and the respective numbers of shares of the Stock which they severally offer to purchase are as follows:

                                             Number of
          Name                                Shares

Lehman Brothers Inc.                         2,800,000

                                3
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                                4
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                            EXHIBIT B

                       THE SOUTHERN COMPANY

                        PURCHASE CONTRACT
           For Purchase of Common Stock of the Company


     AGREEMENT made between THE SOUTHERN COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Company"), party of the first part, and the several persons, firms and corporations (the "Purchasers") named as Bidders in Exhibit A to the Form of Proposal to which this agreement is attached as Exhibit B (the "Form of Proposal"), parties of the second part,

                       W I T N E S S E T H:

     WHEREAS,  the  Company  proposes   to  issue  and  sell  the
Designated Number of Shares (as defined in the Form of Proposal) of its authorized but unissued common stock, par value $5 per share (the "Stock"); and

     WHEREAS, the Purchasers have authorized the person or persons signing the Form of Proposal (the "Representative") to execute the Form of Proposal on behalf of the respective Purchasers and to act for the respective Purchasers in the manner provided in this agreement; and

     WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange
Commission (the "Commission"), a registration statement and prospectus relating to the Stock, and such registration statement has become effective (such registration statement, as it became effective, including the exhibits thereto and all documents incorporated by reference in the prospectus at such time pursuant to Item 12 of Form S-3, being herein called the "Registration Statement"); and

     WHEREAS, the prospectus referred to in the last paragraph of the Form of Proposal (such prospectus, including all documents incorporated therein by reference pursuant to Item 12 of Form S-3 as of the time of the acceptance of the Form of Proposal, being herein called the "Bidding Prospectus") is to be supplemented by a prospectus supplement (the "Prospectus Supplement"), including certain information relating to the Purchasers and the price and terms of offering (the Bidding Prospectus as supplemented by the Prospectus Supplement being herein called the "Prospectus").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Purchasers, severally and not jointly, and the respective Purchasers, severally and not jointly, agree to purchase from the Company, at the price specified in paragraph 1 of the Form of Proposal, the respective numbers of shares of the Stock set opposite their names in Exhibit A to the Form of Proposal, which together aggregate the Designated Number of Shares, which the Purchasers agree will be offered to the public.

     2. Payment and Delivery: Payment for the Stock shall be made to the Company or its order in federal funds or in other funds which are, as shown by written evidence satisfactory to the Company, immediately available in The City of New York at the time of purchase, at the office of Reid & Priest, 40 West 57th Street, New York, N.Y. (or at such other location as may be agreed upon by the Representative and the Company), upon the delivery of the Stock to the Representative for the respective accounts of the Purchasers against receipt therefor

                                5
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signed by the Representative on behalf of itself and as agent for the other Purchasers. Such payment and delivery shall be made at 10:00 a.m. New York time on the seventh day (which shall be a full business day) after this agreement becomes effective (or on such other day as may be agreed upon by the Representative and the Company), unless postponed in accordance with the provisions of Section 8 hereof. The time at which payment and delivery are to be made is herein sometimes called the "time of purchase".

     Initial delivery of the Stock shall be made in the form of definitive engraved certificates which shall be issued in such names and in such denominations as the Representative shall designate in a letter to be delivered in duplicate to the Company, at said office of Southern Company Services, Inc., not later than 10:00 a.m. New York Time on the third business day preceding the time of purchase or, if no such direction is received, in the names of the respective Purchasers in denominations selected by the Company. If the Representative shall request that the Stock be registered in a name or names other than that of the Purchaser agreeing to purchase such Stock, such Purchaser shall pay any transfer taxes resulting from such request. For the purpose of expediting the checking of the certificates for the Stock by the Representative on behalf of the Purchasers, the Company agrees to make such certificates available to the Representative for such purpose at the office of the Representative, at least 20 hours prior to the time of purchase.

     3. Conditions of Purchasers' Obligations: The several obligations of the Purchasers hereunder are subject to the accuracy of the warranties and representations on the part of the Company herein set forth and to the following other conditions:

     (a) That all legal proceedings to be taken in connection with the issue and sale of the Stock and the legal opinion provided for in Section 3(b)(1) herein shall be satisfactory in form and substance to Reid & Priest, counsel for the Purchasers.

     (b) That, at the time of purchase, the Representative shall be furnished with the following opinions and letter and copies or signed counterparts thereof for each of the Purchasers, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Reid & Priest:

          (1) Opinion of Troutman Sanders of Atlanta, Ga., counsel to the Company, substantially in the form attached hereto as Exhibit 1.

          (2) Opinion of Reid & Priest, of New York, N.Y., substantially in the form attached hereto as Exhibit 2.

          (3) Letter dated the date of payment and delivery from Arthur Andersen & Co. to the effect that: (A) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder; (B) in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the related published rules and regulations; (C) they have performed certain limited procedures through a specified date not more than five business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) reading the unaudited financial statements, if any, of the Company incorporated in the
     Prospectus and agreeing the amounts therein with the Company's accounting records; (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited financial statements, if any, incorporated in the Prospectus (a) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus and (b) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations; (iv) reading the unaudited amounts for Operating Revenues, Consolidated Net Income and Earnings Per

                                6
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     Share  of Common  Stock set  forth in the  Prospectus, which amounts shall include such amounts for the latest period subsequent to that covered by the financial statements incorporated by reference in the Prospectus for which such amounts are available at the time this agreement becomes effective; (v) reading the unaudited financial statements from which the amounts described in (iv) were derived and agreeing the amounts therein to the Company's accounting records; (vi) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether (a) the unaudited amounts referred to in (iv) above and the unaudited financial statements referred to in (v) above are stated on a basis substantially consistent with that of the corresponding audited amounts included or incorporated by reference in the Prospectus and
     (b) as of a specified date not more than five business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with
     amounts  shown   in   the  latest   audited  balance   sheet
     incorporated in the Prospectus, except in each case for changes or decreases which (I) the Prospectus discloses have
     occurred  or   may  occur,   (II)  are  occasioned   by  the
     declaration of dividends, (III) are occasioned by draw-downs or regularly scheduled payments under existing pollution control financing arrangements or nuclear fuel and other capitalized lease agreements, (IV) are occasioned by the
     purchase  or  redemption  of   bonds  or  stock  to  satisfy
     mandatory   or   optional  redemption   provisions  relating
     thereto, or (V) are disclosed in such letter; (vii) reading the unaudited amounts for Operating Revenues, Consolidated Net Income and Earnings Per Share of Common Stock for any period subsequent to those set forth in (iv) above, which if available shall be set forth in such letter; (viii) reading the unaudited financial statements from which the amounts described in (vii) above were derived and which will be attached to such letter and agreeing the amounts therein to the Company's accounting records; and (ix) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited amounts referred to in (vii) above and the unaudited financial statements referred to in (viii) above are stated on a basis substantially consistent with that of the corresponding audited amounts included or incorporated by reference in the Prospectus; and (D) reporting their findings as a result of performing the limited procedures set forth in (C) above. It is understood that the foregoing
     procedures   do  not  constitute   an  audit   performed  in
     accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and
     accordingly   that   Arthur   Andersen   &   Co.   make   no
     representations as to the sufficiency of such procedures for the several Purchasers' purposes.

     (c) That no amendment or supplement, including the Prospectus Supplement, to the registration statement or prospectus relating to the Stock filed subsequent to the time this agreement becomes effective (including any filing made by the Company pursuant to Section 13 or 14 of the Exchange Act) shall be unsatisfactory in form to Reid & Priest or shall contain information (other than with respect to an amendment or supplement relating solely to the activity of any Purchaser or Purchasers) which, in the reasonable judgment of the Representative, shall materially impair the marketability of the Stock.

     (d) That, at or before 8 p.m. New York Time on the first business day after the date this agreement becomes effective, or at such later time and date as the Representative may from time to time consent to in writing or by telephone, confirmed in writing, there shall be in effect an appropriate order of the Commission under the Public Utility Holding Company Act of 1935, as amended, necessary to permit the issuance and sale of the Stock; and that, prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act by the Commission or proceedings therefor initiated or threatened.

     (e) That, prior to the time of purchase, there shall have been no material adverse change in the business, properties or financial condition of the Company or of the Company and its subsidiaries consolidated from that set forth in or contemplated by the Prospectus, and that the Company shall, at the time of purchase, have delivered to the Representative a certificate to such effect of an executive officer of the Company. For the purposes of this condition, the sale by the Company of, or its failure to sell, any issue of other securities shall not be deemed to be such a change.

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     (f)  That  the  Company shall  have  performed  such of  its obligations under this agreement as are to be performed at or before the time of purchase by the terms hereof.

     4.   Conditions  of Company's Obligations:   The obligations
of the Company to sell and deliver the Stock are subject to the following conditions:

     (a) That no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act by the Commission prior to the time of purchase; and that no proceedings therefor shall have been initiated or threatened at the time of purchase; and

     (b) That, at the time of purchase, an appropriate order of the Commission under the Public Utility Holding Company Act of 1935, as amended, shall be in effect permitting the issue and sale of the Stock on the terms and conditions herein and in the Registration Statement set forth or contemplated and containing no provision unacceptable to the Company by reason of the fact that it is materially adverse to the Company (it being understood that no such order in effect as of the date of this agreement contains any such unacceptable provision).

     In  the event that any  of the conditions  specified in this
Section 4 shall not have been fulfilled, this agreement may be terminated by the Company upon mailing or delivering written notice of such termination to the Representative prior to the time of purchase. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 5(j) hereof.

     5.   Certain  Covenants   of  the   Company:    In   further
consideration   of  the  agreements   of  the  Purchasers  herein
contained, the Company covenants as follows:

     (a) As soon as practicable after this agreement becomes effective, and in any event within the time prescribed by Rule 424 under the Securities Act, to file the Prospectus Supplement with the Commission and to advise the Representative of such filing and to confirm such advice in writing.

     (b) As soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus, including any amendment to any of the documents incorporated therein by reference pursuant to Item 12 of Form S-3, or of the issue of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be issued by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible.

     (c) To deliver to each of the Purchasers, without charge, as soon as practicable on or after the date this agreement becomes effective, and from time to time thereafter during such period of time (not exceeding nine months) after this agreement becomes effective as the Purchasers are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto) as the Representative may reasonably request; and, in case any Purchaser is required to deliver a prospectus after the expiration of nine months after this agreement becomes effective, to furnish to the Representative, upon request, at the expense of such Purchaser, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Securities Act.

     (d) During such period of time after this agreement becomes effective as the Purchasers are required by law to deliver a prospectus, to file timely all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

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     (e)  To   furnish  to   the   Representative,  or   if  such
Representative consists of two or more persons to one of such persons, one copy, certified by an officer of the Company, of the registration statement as initially filed with the Commission,
all  amendments  thereto  and   all  documents  incorporated   by
reference in the Prospectus pursuant to Item 12 of Form S-3 as of the time of purchase (in each case, exclusive of exhibits), and to furnish to the Representative sufficient plain copies of said registration statement and all amendments thereto (exclusive of exhibits) for distribution of two each, and all said documents incorporated therein as of the time of purchase (exclusive of exhibits) for distribution of one each, to the other Purchasers.

     (f)  In   the   event   that   the   Purchasers   constitute
"underwriters" within the meaning of Section 2(11) of the Securities Act, then, for such period of time (not exceeding nine months) after this agreement becomes effective as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to amend or supplement the Prospectus by either (i) preparing and furnishing, at its own expense, to the Purchasers and to dealers (whose names and addresses are furnished to the Company by the Representative) to whom Stock may have been sold by the Representative on behalf of the Purchasers and, upon request, to any other dealers making such request, either amendments to the Prospectus or supplements thereto, or (ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which would supplement or amend the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading.

     (g) To make generally available to the Company's security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning with the first day of the month immediately following the effective date of the Registration Statement as defined in Rule 158(c) under the Securities Act, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     (h) To use its best efforts to qualify the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate within six months after the date this agreement becomes effective and to pay filing fees and disbursements in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and disbursements paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

     (i) To pay all expenses, fees and taxes (other than transfer taxes) in connection with (1) the preparation and filing of the Registration Statement and Prospectus, (2) the issue and delivery of the Stock to the Purchasers, and (3) the furnishing of the opinions, letter and certificate referred to in Section 3 hereof, except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (h) of this Section 5) of Reid & Priest only in an event provided in paragraph (j) of this Section 5, the Purchasers hereby agreeing to pay such fees and disbursements in any other event and, if such fees should be less than the amount stated by such counsel to the Representative, to repay to the Company the amount of any reduction.

     (j) If the Purchasers shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or if this agreement shall be terminated in accordance with the provisions of Section 4, 8 or 9 hereof, to pay the reasonable fees and disbursements of Reid & Priest, and, if the Purchasers shall not take up and pay for the Stock due to the failure of the Company to comply with any of the conditions specified in Section 3 hereof, or if this agreement shall be terminated in accordance with the provisions of Section 4 hereof, to reimburse the Purchasers for their reasonable out-of-pocket expenses, in an amount not exceeding a total of $10,000, incurred in connection with the financing contemplated by this agreement.

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     (k)  At  or  before  the time  of  purchase,  to  effect the listing, upon official notice of issuance, of the Stock on the New York Stock Exchange.

     (l) On and after the date this agreement becomes effective and through the time of purchase, without the prior written consent of the Representative, not to issue or sell any of its common stock (other than the Stock and other than pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan, Employee Savings Plan, Employee Stock Ownership Plan or Executive Stock Option Plan).

     6.   Warranties of and Indemnity by the Company:

     (a) The Company warrants and represents to each of the Purchasers that:

          (i) The Registration Statement has become and is effective under the Securities Act, and no proceedings for a stop order with respect thereto are pending before or, to the knowledge of the Company, threatened by the Commission; the Registration Statement, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Bidding Prospectus, on said date, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; when the Prospectus Supplement is filed with the Commission, and at the time of purchase, the Registration Statement and the Prospectus, as they may be amended or supplemented, will comply, or be deemed to comply, in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, the Registration Statement, as it may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and the Prospectus, as it may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 as of such dates complied or will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, and, on said dates, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Purchaser with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser for use in the Registration Statement or the Prospectus.

          (ii) The consummation of the transactions herein contemplated and the performance by the Company of the terms of this agreement will not violate any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or by-laws, as amended, of the Company or any indenture or other contract or agreement to which the Company is now a party or any order of any court or administrative agency entered in any proceedings to which the Company is now or was a party.

     (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any such Purchaser within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, and to reimburse the Purchasers and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact contained in a preliminary prospectus (if used prior to the effective date of the registration statement), or in the Bidding Prospectus (if used prior to the date this agreement becomes effective), or in the Registration Statement, or in the Prospectus or, if the Company shall furnish to the Purchasers any amendments or any supplements thereto, or shall make any filings pursuant to Section 13 or 14 of the Exchange Act which are incorporated therein by reference, in the Prospectus as so amended or supplemented (provided that, if such Prospectus or such Prospectus as amended or supplemented is used after the expiration of the period of time specified in Section 5(f) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a)(3) of the Securities Act), or arise out of or are based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission which was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser for use therein, and except that this indemnity with respect to a preliminary prospectus and the Bidding Prospectus, and with respect to the Prospectus if the Company shall have furnished any amendment or supplement thereto, shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of Stock to any person if a copy of the Prospectus (exclusive of documents incorporated therein by reference pursuant to Item 12 of Form S-3), as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of such Purchaser to such person with or prior to the written confirmation of the sale involved. Each Purchaser agrees, within 10 days after the receipt by it of notice of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 6(b), to notify the Company in writing of the commencement thereof, but the omission of such Purchaser so to notify the Company of any such action shall not release the Company from any liability which it may have to such Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(b). In case any such action shall be brought against any Purchaser or any such person controlling such Purchaser and such Purchaser shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel, any Purchaser or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Purchaser or controlling person unless the employment of such counsel has been authorized in writing by the Company in connection with defending such action.

     The Company's indemnity agreement contained in this Section 6(b), and its covenants, warranties and representations contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and shall survive the delivery of and payment for the Stock hereunder.

     The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Stock or with a preliminary prospectus, the Bidding Prospectus, Registration Statement or Prospectus.

     7.   Warranties of and Indemnity by Purchasers:

     (a) Each Purchaser warrants and represents to the Company, its directors and such of its officers as shall have signed the Registration Statement, and to each other Purchaser that the information furnished in writing to the Company by, or through the Representative on behalf of, such Purchaser for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

     (b) Each Purchaser agrees to indemnify and hold harmless the Company, its directors and such of its officers as shall have signed the Registration Statement, and each other Purchaser and each person, if any, who controls the Company or any such other Purchaser within the meaning of Section 15 of the Securities Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 6(b) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement or the Prospectus, or the Prospectus as amended and supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, such Purchaser for use therein.

     The  indemnity  agreement  on  the part  of  each  Purchaser contained in this Section 7(b), and the warranties and representations of such Purchaser contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other Purchaser or controlling person, and shall survive the delivery of and payment for the Stock hereunder.

     Each Purchaser agrees promptly to notify the Company and each other Purchaser of the commencement of any litigation or proceedings against such Purchaser in connection with the sale of the Stock or with a preliminary prospectus, the Bidding Prospectus, Registration Statement or Prospectus.

     8. Substitution of Purchasers: If any Purchaser under this agreement shall fail or refuse (whether for some reason sufficient to justify, in accordance with the terms hereof, the termination of its obligations to purchase or otherwise) to purchase the number of shares of the Stock which it has agreed to purchase, the Company shall immediately notify the Representative, and the Representative may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company, who may include one or more of the remaining Purchasers, to purchase or agree to purchase such number of shares of the Stock on the terms herein set forth; and, if the Representative shall fail to procure a satisfactory party or parties to purchase or agree to purchase such number of shares of the Stock on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such number of shares of the Stock on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the time of purchase for a period not to exceed five full business days from the date determined as provided in
Section 2 hereof, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If the Representative shall fail to procure a satisfactory party or parties to purchase or agree to purchase such number of shares of the Stock, and if the Company also does not procure another party or parties to purchase or agree to purchase such number of shares of the Stock, as above provided, then this agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Purchaser (except to the extent, if any, provided in Section 5(j) hereof), nor shall any Purchaser (other than a Purchaser who shall have failed or refused to purchase Stock without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company.

     9. Termination of Agreement: This agreement may be terminated any time prior to the time of purchase by the Representative with the consent of Purchasers who have agreed to purchase in the aggregate 50% or more of the Designated Number of Shares of the Stock, if, after this agreement becomes effective and prior to the time of purchase, (i) trading in securities on the New York Stock Exchange shall have been generally suspended,
(ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, (iii) a general banking moratorium shall have been declared by federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgment of the Representative, the marketability of the Stock shall have been materially impaired.

     If the Representative elects to terminate this agreement, as provided in this Section 9, the Company and each other Purchaser shall be notified promptly by the Representative by telephone, confirmed in writing. If this agreement shall not be carried out by any Purchaser for any reason permitted hereunder, or if the sale of the Stock to the Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this agreement and shall not be liable to any Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this agreement
(except that the Company shall remain liable to the extent provided in Section 5(j) hereof), and the Purchasers (other than a defaulting Purchaser) shall be under no liability to the Company nor be under any liability under this agreement to one another.

     10. Notices: All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following addresses: if to the Purchasers or the
Representative, to the Representative at the address set forth following its signature in the Form of Proposal, and, if to the Company, to the Company, attention of Tommy Chisholm, Secretary, 64 Perimeter Center East, Atlanta, Georgia 30346.

     11. Parties in Interest: The agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company, its directors and such of its officers as shall have signed the Registration Statement, and the controlling persons, if any, referred to in Sections 6 and 7 hereof, and their respective successors, assigns, executors and administrators, and, subject to the provisions of Section 8 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

     12. Definitions of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit A to the Form of Proposal, the term "Purchasers", as used herein, shall be deemed to mean the several persons, firms or corporations so named (including any substitute purchaser or purchasers as permitted by
Section 8 hereof and the Representative hereinafter mentioned, if so named), and the term "Representative", as used herein, shall be deemed to mean the person or persons designated as representative or representatives of the Purchasers by, or in the manner authorized by, the Purchasers, who, by signing the Form of Proposal, represent that it or they have been authorized by the Purchasers to execute the Form of Proposal on their behalf and to act for them in the manner herein provided. In the event that all the Purchasers execute the Form of Proposal and no one or more of them are designated to act as representative or representatives, then the term "Representative" shall be deemed to mean all the persons signing the Form of Proposal. If the Representative consists of more than one person, the Representative may act by any one thereof. All obligations of the Purchasers hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit A to the Form of Proposal, the term "Purchasers" and the term "Representative", as used herein, shall mean such person, firm or corporation.


                            EXHIBIT 1



                 [LETTERHEAD OF TROUTMAN SANDERS]




                                                           [Date]
   and the other several Purchasers
   under Purchase Contract effective
   __________, ____, between The
   Southern Company and said Purchasers
   (the "Purchase Contract") for the
   purchase of ______ shares of its common
   stock, par value $5 per share (the "Stock")

Ladies and Gentlemen:

     We  have  acted  as counsel  to  The  Southern Company  (the
"Company") in connection with the purchase by you of the Stock pursuant to the Purchase Contract.

     We have examined the Registration Statement on Form S-3 (File No. 33-_____) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement") and the Company's prospectus dated __________, ____, as supplemented by the prospectus supplement dated __________, ____ (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, ____, the Quarterly Reports on Form 10-Q of the Company for the quarters ended __________, ____, __________,
____, and __________, ____, and the Current Reports on Form 8-K of the Company dated __________, ____, __________, ____ and
__________, ____ (the "Exchange Act Documents"). In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates for the Stock, of which we have examined a specimen), and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In giving this opinion, we have relied upon a certificate of the Transfer Agent and Registrar as to the countersignature and registration of the certificates for the Stock.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion:

     (a)  The  Company  is  a  corporation   duly  organized  and
existing under the laws of the State of Delaware.

     (b) The Stock has been duly authorized by the Company and, upon payment and delivery in accordance with the Purchase
Contract, will be validly issued, fully paid and nonassessable by the Company.

     (c) The terms of the Stock conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Prospectus under the caption "Description of Common Stock".

     (d) The Registration Statement has become and is effective under the Act, and no proceedings for a stop order with respect thereto are pending before or, to our knowledge, threatened by the Commission; the Commission has issued and, to our knowledge, there is in effect an appropriate order under the Public Utility Holding Company Act of 1935, as amended, with respect to the issuance and sale of the Stock; such order is sufficient for the issuance and sale of the Stock; the issuance and sale of the Stock are in conformity with the terms of such order; and no other approval or consent of any governmental body (other than in connection or in compliance with the provisions of the securities or "Blue Sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Stock or the carrying out by the Company of the provisions of the Purchase Contract.

     (e) The Purchase Contract has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained therein, and except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity.

     We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph (c) above and in the Prospectus in the third paragraph under the caption "Legal Opinions and Experts". In the course of the preparation by the Company of the Registration Statement, the Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company and with representatives of Arthur Andersen & Co. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of __________, ____, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the relevant requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) we have no reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

     We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States and, to the extent set forth herein, the general corporate law of the State of Delaware.

     This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                              Very truly yours,



                              TROUTMAN SANDERS

                            EXHIBIT 2


                  [LETTERHEAD OF REID & PRIEST]

                                                           [Date]


   and the other several Purchasers
   under Purchase Contract effective
   __________, ____, between The
   Southern Company and said Purchasers
   (the "Purchase Contract") for the
   purchase of ______ shares of its common
   stock, par value $5 per share (the "Stock")

Ladies and Gentlemen:

     We have acted as your counsel in connection with the purchase by you from The Southern Company (the "Company") of the Stock pursuant to the Purchase Contract.

     We have examined the Registration Statement on Form S-3 (File No. 33-_____) filed by the Company under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement") and the Company's prospectus dated __________, ____, as supplemented by the prospectus supplement dated __________, ____ (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, ____, the Quarterly Reports on Form 10-Q of the Company for the quarters ended __________, ____, __________, ____
and __________, ____ and the Current Reports on Form 8-K of the Company dated __________, ____, __________, ____ and __________,
____ (the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing (except the certificates representing the Stock, of which we have examined a specimen), and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion:

     (a)  The  Company  is  a  corporation  duly  organized   and
existing under the laws of the State of Delaware.

     (b) The Stock has been duly authorized by the Company and, upon payment and delivery in accordance with the Purchase
Contract, will be validly issued, fully paid and nonassessable by the Company.

     (c) The terms of the Stock conform as to legal matters to the description thereof and to the statements in regard thereto contained in the Prospectus under the caption "Description of Common Stock".

     (d) The Registration Statement has become and is effective under the Act, and no proceedings for a stop order with respect thereto are pending before or, to our knowledge, threatened by the Commission; the Commission has issued and, to our knowledge, there is in effect an appropriate order under the Public Utility Holding Company Act of 1935, as amended, with respect to the issuance and sale of the Stock; such order is sufficient for the issuance and sale of the Stock; the issuance and sale of the Stock are in conformity with the terms of such order; and no other approval or consent of any governmental body (other than in connection or in compliance with the provisions of the securities or "Blue Sky" laws of any jurisdiction, as to which we express no opinion) is legally required for the issuance and sale of the Stock or the carrying out by the Company of the provisions of the Purchase Contract.

     (e) The Purchase Contract has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, subject to any principles of public policy limiting the right to enforce the indemnification provisions contained therein, and except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity.

     All legal proceedings taken by the Company in connection with the authorization and delivery of the Stock, and the legal opinion, dated the date hereof, rendered to you by Troutman
Sanders, counsel for the Company, pursuant to the Purchase Contract, are satisfactory in form and substance to us.

     We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except as and to the extent set forth in paragraph (c) above. In the course of the preparation by the Company of the Registration Statement, the Prospectus and the Exchange Act Documents, we participated in conferences with certain officers and employees of the Company, with representatives of Arthur Andersen & Co. and with counsel for the Company. Based upon our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement and the Prospectus, and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of __________, ____, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents, as of their respective dates of filing with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no opinion with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (ii) we have no reason to believe that the Registration Statement, as of its effective date (including the Exchange Act Documents on file with the Commission as of such date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (including the Exchange Act Documents) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no opinion or belief with respect to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the laws of the State of New York and the federal laws of the United States and, to the extent set forth herein, the general corporate law of the State of Delaware.


     This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                              Very truly yours,



                              REID & PRIEST

                                3
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